UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 8, 2014
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 Jay Street
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 501-8550

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 8, 2014, ServiceNow, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted by the votes indicated:

1.Election of four Class II directors, Susan L. Bostrom, Charles H. Giancarlo, Anita M. Sands and William L. Strauss, to serve a three year term, which will expire at the 2017 Annual Meeting of Stockholders, or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Susan L. Bostrom	112,840,727	4,946,368	15,417,479
Charles H. Giancarlo	117,122,644	664,451	15,417,479
Anita M. Sands	117,468,677	318,418	15,417,479
William L. Strauss	112,628,344	5,158,751	15,417,479

2.Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain
110,272,150	1,485,744	5,394,376	634,825
In light of the advisory vote of the Company’s shareholders to hold future advisory votes on executive compensation every year, the Company has determined that it will hold future advisory votes on executive compensation every year until the next shareholder advisory vote on the frequency of advisory votes on executive compensation.
3.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014:

Shares For	Shares Against	Shares Abstaining
132,940,548	36,026	228,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

 Date: July 11, 2014